                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                  EXCHANGE ACT OF 1934 (AMENDMENT NO.       )

FILED BY THE REGISTRANT /X/       FILED BY A PARTY OTHER THAN THE REGISTRANT / /

- --------------------------------------------------------------------------------

Check the appropriate box:
/ / Preliminary Proxy Statement
/X/ Definitive Proxy Statement
/ / Definitive Additional Materials
/ / Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12 / / Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))

                            THE TIMBERLAND COMPANY
                (Name of Registrant as Specified In Its Charter)

                            THE TIMBERLAND COMPANY
                   (Name of Person(s) Filing Proxy Statement)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):
/X/ $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2) or
    Item 22(a)(2) of Schedule 14A.
/ / $500 per each party to the controversy pursuant to Exchange Act Rule
    14a-6(i)(3).
/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

   1) Title of each class of securities to which transaction applies:

   2) Aggregate number of securities to which transaction applies:

   3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act
      Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

   4) Proposed maximum aggregate value of transaction:

   5) Total fee paid:

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

   1) Amount Previously Paid:

   2) Form, Schedule or Registration Statement No.:

   3) Filing Party:

   4) Date Filed:

- --------------------------------------------------------------------------------

                             THE TIMBERLAND COMPANY
                                200 DOMAIN DRIVE
                         STRATHAM, NEW HAMPSHIRE 03885

                                                                  April 24, 1996

TO THE STOCKHOLDERS:

     The Board of Directors and Officers of The Timberland Company invite you to attend the 1996 Annual Meeting of Stockholders to be held on Thursday, May 16, 1996, at 9:30 a.m. at the Company's headquarters located at 200 Domain Drive, Stratham, New Hampshire.

     A copy of the Proxy Statement and the proxy are enclosed.

     IF YOU CANNOT BE PRESENT AT THE MEETING, PLEASE MARK, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT AS SOON AS POSSIBLE IN THE ENCLOSED ENVELOPE.

                                            Cordially,

                                            /S/ Sidney W. Swartz
                                            ---------------------
                                            SIDNEY W. SWARTZ
                                            Chairman and Chief Executive Officer

                             THE TIMBERLAND COMPANY
                                200 DOMAIN DRIVE
                         STRATHAM, NEW HAMPSHIRE 03885

                 NOTICE OF 1996 ANNUAL MEETING OF STOCKHOLDERS
                                  MAY 16, 1996

     The 1996 Annual Meeting of Stockholders of The Timberland Company will be held on Thursday, May 16, 1996, at 9:30 a.m. at the Company's headquarters located at 200 Domain Drive, Stratham, New Hampshire, for the following purposes:

          1. To fix the number of directors at seven for the coming year, subject to further action by the Board of Directors as provided in the Company's By-Laws, and to elect seven directors to hold office until their successors shall have been duly elected and qualified; and

          2. To transact such other business as may properly come before the Annual Meeting and any adjournments thereof.

     Two of the directors will be elected by the holders of Class A Common Stock voting separately as a class. The remaining five directors will be elected by the holders of Class A Common Stock and the holders of Class B Common Stock voting together as a single class.

     The Board of Directors has fixed the close of business on Wednesday, March 20, 1996, as the record date for the determination of stockholders entitled to notice of, and to vote and act at, the Annual Meeting. Only stockholders of record at the close of business on that date are entitled to notice of and to vote and act at the Annual Meeting.

                                            By Order of the Board of Directors,

                                            /S/ John E. Beard
                                            ------------------
                                            JOHN E. BEARD
                                            Secretary

April 24, 1996

                             THE TIMBERLAND COMPANY
                                200 DOMAIN DRIVE
                         STRATHAM, NEW HAMPSHIRE 03885

                                PROXY STATEMENT
                                 APRIL 24, 1996

                 INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

     The enclosed proxy is solicited by the Board of Directors of The Timberland Company, a Delaware corporation ("Timberland" or the "Company"), for use in connection with the 1996 Annual Meeting of Stockholders of the Company to be held on May 16, 1996, and any adjourned sessions thereof. The complete mailing address of the executive offices of the Company is 200 Domain Drive, Stratham, New Hampshire 03885, and the Company's telephone number is (603) 772-9500. The matters to be acted upon at the Annual Meeting are stated in the accompanying Notice of Annual Meeting.

VOTING RIGHTS AND OUTSTANDING SHARES

     Only stockholders of record as of the close of business on March 20, 1996, are entitled to vote at the Annual Meeting and any adjournments thereof. As of March 20, 1996, 8,312,002 shares of the Company's Class A Common Stock, $.01 par value ("Class A Common Stock"), and 2,734,451 shares of the Company's Class B Common Stock, $.01 par value ("Class B Common Stock"), were outstanding.

     All costs of solicitation of proxies will be borne by the Company. In addition to solicitation of proxies by mail or telegram, proxies may be solicited personally or by telephone by directors, officers and regular employees of the Company, none of whom will be specially compensated for such solicitation. The expected date of the first mailing of this Proxy Statement and the enclosed proxy is April 24, 1996.

     If the enclosed proxy is properly signed and returned and not revoked, the shares represented thereby will be voted at the Annual Meeting. If the stockholder specifies in the proxy how the shares are to be voted, they will be voted accordingly. If the stockholder does not specify how the shares are to be voted, then they will be voted to fix the number of directors at seven and to elect the seven nominees named in this Proxy Statement. Should any person named as a nominee for director be unable to serve as a director, the persons appointed as proxy for the Annual Meeting may, in their discretion, vote for such other person as director, or may vote to fix the number of directors at such number less than seven, as the Board of Directors may recommend. The Company has no reason to believe that any of the nominees will not be available for election. Any stockholder has the right to revoke his, her or its proxy at any time before it is voted by attending the Annual Meeting and voting in person, by filing with the Secretary of the Company an instrument in writing revoking the proxy or by delivering to the Secretary a newly executed proxy bearing a later date.

     The Board of Directors knows of no other matters to be presented at the Annual Meeting. If any additional matters should properly come before the Annual Meeting, it is the intention of the persons appointed as proxy to vote on such matters in accordance with their judgment.

QUORUM, REQUIRED VOTES AND METHOD OF TABULATION

     Consistent with Delaware law and under the Company's By-Laws, a majority of the voting power of shares entitled to be cast on a particular matter, present in person or represented by proxy, constitutes a quorum as to such matter. Votes cast by proxy or in person at the Annual Meeting will be counted by persons appointed by the Company to act as election inspectors for the Annual Meeting.

     Each share of Class A Common Stock entitles the holder of record thereof to one vote, and each share of Class B Common Stock entitles the holder of record thereof to ten votes. The holders of Class A Common Stock will vote separately as a class with respect to the election of two nominees, Mr. Brennan and Dr. Zaleznik. The holders of Class A Common Stock and the holders of Class B Common Stock will vote together as a single class with respect to the election of the other five nominees. The holders of Class A Common Stock and the holders of Class B Common Stock will vote together as a single class on any other matters to be voted on at the Annual Meeting.

     The seven nominees for election as directors who receive the greatest number of votes properly cast for the election of directors at the Annual Meeting shall be elected. Shares represented by proxies that withhold authority to vote for a nominee for director or indicate an abstention or a "broker non-vote" (i.e., shares represented at the Annual Meeting held by brokers or shareholder nominees as to which (i) instructions have not been received from the beneficial owners thereof or persons entitled to vote such shares and (ii) the broker or nominee does not have the discretionary voting power on a particular matter with respect to such shares) will count as shares present and entitled to vote for purposes of determining the presence of a quorum. Such shares, however, will not constitute votes cast at the Annual Meeting and, thus, will have no effect on the outcome.

INDEPENDENT ACCOUNTANTS

     Deloitte & Touche LLP has been selected as the Company's independent accountants to audit the consolidated financial statements of the Company for the year ended December 31, 1996, and to report the results of their audit to the Audit Committee of the Board of Directors. A representative of Deloitte & Touche LLP is expected to be present at the Annual Meeting. Such representative will have the opportunity to make a statement if he or she desires and is expected to be available to respond to appropriate questions.

                         ITEM 1.  ELECTION OF DIRECTORS

     The directors are elected at each Annual Meeting of Stockholders to serve for the ensuing year and until their respective successors have been duly elected and qualified. The By-Laws of the Company specify that the number of directors of the Company may be determined by the Board of Directors or by the stockholders. Proxies, unless marked to the contrary, will be voted at the 1996 Annual Meeting to fix the number of directors at seven and to elect the seven nominees named in this Proxy Statement. The number of directors fixed at the Annual Meeting is subject to later increase by action of the stockholders or by a majority of the directors. Any vacancy arising on the Board of Directors may be filled by the stockholders or by a majority of the members of the Board of Directors.

     The current Board consists of five members, all of whom were elected directors at the 1995 Annual Meeting of Stockholders held on May 18, 1995. Mr. Brennan and Dr. Zaleznik were elected by the holders of Class A Common Stock voting separately as a class, and Messrs. Sidney Swartz, Jeffrey Swartz and Agate were elected by the holders of Class A Common Stock and the holders of Class B Common Stock voting together as a single class.

INFORMATION WITH RESPECT TO NOMINEES

     The names, ages, principal occupations for at least the last five years and certain other information with respect to the nominees for election are as follows:

          NAME AND YEAR                                  BUSINESS EXPERIENCE AND
     FIRST ELECTED DIRECTOR         AGE          DIRECTORSHIPS OF OTHER PUBLIC COMPANIES
- ---------------------------------   ----   ----------------------------------------------------
Sidney W. Swartz (1978)..........    60    Since June 1986, Mr. Swartz has served the Company
                                           as Chairman of the Board, Chief Executive Officer
                                           and President; from 1978 until June 1986, he was
                                           Treasurer of Timberland.
Jeffrey B. Swartz (1990).........    36    Since May 1991, Mr. Swartz has served the Company as
                                           Chief Operating Officer; he has also served as
                                           Executive Vice President since March 1990. From June
                                           1986 to February 1990, Mr. Swartz served the Company
                                           in a variety of positions, including: Senior Vice
                                           President of International Operations; Vice
                                           President-Operations/ Manufacturing; Vice
                                           President-International; and General Manager of
                                           International Business. Jeffrey Swartz is the son of
                                           Sidney Swartz.
John F. Brennan (1987)...........    63    Since August 1991, Mr. Brennan has served as Dean of
                                           the School of Management of Suffolk University; from
                                           1984 until July 1991, he was the F. William Harder
                                           Professor of Management at Skidmore College. Mr.
                                           Brennan is also a director of Aerovox Incorporated
                                           and Data Storage Corporation.
Abraham Zaleznik (1987)..........    72    Since 1990, Dr. Zaleznik has served as Professor
                                           Emeritus of Harvard University and a self-employed
                                           consultant; from 1983 until 1990, he was Konosuke
                                           Matsushita Professor of Leadership at the Harvard
                                           Business School. Dr. Zaleznik is also a director of
                                           the following companies: King Ranch, Inc. (for which
                                           he serves as Chairman), Ogden Corporation (for which
                                           he serves as Vice Chairman), Le Chateau Stores,
                                           Ltd., American Greetings, Inc. and The TJX
                                           Companies, Inc. (where he also serves on the
                                           Compensation Committee).
Robert M. Agate (1992)...........    60    Since January 1992, Mr. Agate has served as Senior
                                           Executive Vice President and Chief Financial Officer
                                           of Colgate-Palmolive Company; from October 1987 to
                                           January 1992, he was Executive Vice President and
                                           Chief Financial Officer of Colgate-Palmolive
                                           Company.

          NAME AND YEAR                                  BUSINESS EXPERIENCE AND
     FIRST ELECTED DIRECTOR         AGE          DIRECTORSHIPS OF OTHER PUBLIC COMPANIES
- ---------------------------------   ----   ----------------------------------------------------
Ian W. Diery.....................    46    Since November 1995, Mr. Diery has served as
                                           President and Chief Executive Officer and as a
                                           Director of AST Research, Inc.; prior to joining AST
                                           Research, Inc., Mr. Diery served at Apple Computer
                                           in a variety of positions, including: Executive Vice
                                           President and General Manager for the Personal
                                           Computer Division from July 1993 to November 1995;
                                           Executive Vice President, Worldwide Sales and
                                           Marketing from July 1992 to July 1993, and Senior
                                           Vice President and President of Apple Pacific
                                           Division from October 1989 to July 1992.
John A. Fitzsimmons..............    52    Since January 1987, Mr. Fitzsimmons has served as
                                           Senior Vice President - Administration of Circuit
                                           City Stores, Inc.

COMMITTEES OF THE BOARD

     Messrs. Agate and Brennan and Dr. Zaleznik are the members of the Company's Compensation Committee, whose functions include setting the compensation and benefits for the Company's directors, Chief Executive Officer and Chief Operating Officer and reviewing the compensation proposed by management for all other executive officers of the Company. The Committee also administers the Company's stock benefit plans, other than the Company's 1991 Stock Option Plan for Non-Employee Directors.

     Messrs. Agate and Brennan and Dr. Zaleznik are also members of the Company's Audit Committee, whose functions include recommending to the Board of Directors the appointment of the Company's independent accountants, reviewing the independence of the accountants, meeting with the accountants to review the Company's financial statements and reviewing the Company's accounting procedures and internal controls.

     The Company does not have a nominating or similar committee.

     During 1995, the Board of Directors held six meetings. The Compensation Committee held two meetings and the Audit Committee held three meetings during 1995. Each of the nominees attended all of the meetings of the Board of Directors and all committees on which he served.

DIRECTORS' COMPENSATION

     The Company compensates each director who is not an officer of the Company in cash as follows: (i) an annual retainer of $10,000; (ii) a fee of $1,000 for each meeting of the Board attended; and (iii) a fee of $500 for each meeting of a committee of the Board of Directors attended. The Timberland Company 1991 Stock Option Plan for Non-Employee Directors provides for an initial option grant to each newly elected, eligible director to purchase up to 5,000 shares of Class A Common Stock, at a price equal to the fair market value on the date of grant (i.e., the date of initial election as director). Thereafter, for each additional full year of service, on the anniversary of the initial grant to each eligible director, option grants are made to purchase up to 1,250 shares of Class A Common Stock, at a price equal to the fair market value on the date of grant. Rights to exercise these options vest at a rate of 25% of the total underlying shares on each of the first four anniversaries of the date of grant for so long as the holder remains a director of the Company. Accordingly, on May 22, 1995, Mr. Brennan and Dr. Zaleznik, and on November 13, 1995, Mr. Agate, were each granted options to purchase up to 1,250 shares of Class A Common Stock at a price equal to the fair market value of such shares on the respective grant dates.

     Information as to ownership of Company securities by nominees for director is included under the heading, "Security Ownership of Certain Beneficial Owners and Management."

                             EXECUTIVE COMPENSATION

                           SUMMARY COMPENSATION TABLE

     The following table sets forth information with respect to compensation awarded to, earned by or paid to the Chief Executive Officer and the four other most highly compensated executive officers of the Company who served as such at December 31, 1995 (hereafter all the foregoing persons are together referred to as the "Named Executive Officers"), for the fiscal years ended December 31, 1995, 1994 and 1993.

                                        ANNUAL COMPENSATION               LONG TERM COMPENSATION
                              ---------------------------------------  ----------------------------
            (A)               (B)      (C)       (D)         (E)            (G)            (H)           (I)
                                                            OTHER
                                                            ANNUAL      SECURITIES                    ALL OTHER
                                                           COMPEN-      UNDERLYING        LTIP         COMPEN-
NAME AND PRINCIPAL POSITION   YEAR  SALARY($)  BONUS($)  SATION(1)($)  OPTIONS(2)(#)  PAYOUTS(3)($)  SATION(4)($)
- ---------------------------   ----  ---------  --------  ------------  -------------  -------------  ------------
Sidney W. Swartz(5)........   1995   450,502     --          --            --             --             3,540
President and Chief           1994   450,504     --          --            --             --             3,540
Executive Officer             1993   441,369    95,630       --            --            132,734         5,037
                              ----  ---------  --------  ------------  -------------  -------------     ------
Jeffrey B. Swartz..........   1995   291,486     --          --            42,526         --             3,540
Executive Vice President      1994   291,489     --          --            70,000         --             3,540
and Chief Operating Officer   1993   274,922    59,629       --            50,000         55,177           540
                              ----  ---------  --------  ------------  -------------  -------------     ------
Keith D. Monda(6)..........   1995   260,192     --          28,341        42,692         --             3,540
Senior Vice President --      1994   250,000     --         257,980        60,000         --               540
Finance and Administration    1993    14,423     --          --            30,000         --            --
and Chief Financial Officer
                              ----  ---------  --------  ------------  -------------  -------------     ------
Gregory W. VanWormer(7)....   1995   226,727     --          --            31,484         --             3,540
Senior Vice President --      1994   144,923     --          --            42,000         --               528
General Manager               1993     --        --          --            --             --            --
Apparel/Retail
                              ----  ---------  --------  ------------  -------------  -------------     ------
Edmund J. Feeley(8)........   1995   212,212     --          --             4,070         --             3,528
Senior Vice President --      1994   185,000     --          --            61,000         --             2,798
General Manager Footwear      1993   168,173    40,837       45,243        25,000         --               396
                              ----  ---------  --------  ------------  -------------  -------------     ------

- ---------------

(1) The amounts indicated for Mr. Monda reflect an auto allowance of $7,200 and relocation expenses of $21,141 paid during 1995, and an auto allowance of $7,200 and relocation expenses of $250,780 paid during 1994. The amount for Mr. Feeley reflects an auto allowance of $6,115, relocation expenses of $38,128 and $1,000 for tax and financial planning advice paid during 1993.

(2) 1995 amounts include replacement options issued in exchange for options granted previously, as follows: Mr. Jeffrey Swartz, 42,526 shares; Mr.
     Monda, 37,192 shares; and Mr. VanWormer, 29,134 shares. See "Ten-Year
     Option Repricing."

(3) These amounts reflect incentive payments for the three-year period ended
     December 31, 1993 paid during 1994.


(4) The Company paid group term life insurance premiums and made contributions to the Company's 401(k) Plan, respectively, as follows:

                                       GROUP TERM LIFE INSURANCE
                                                PREMIUMS                CONTRIBUTIONS TO 401(K) PLAN
                                       --------------------------       -----------------------------
        NAME                           1995       1994       1993       1995        1994        1993
        ----                           ----       ----       ----       -----       -----       -----
Sidney W. Swartz....................   540        540        540        3,000       3,000       4,497

Jeffrey B. Swartz...................   540        540        540        3,000       3,000        --

Keith D. Monda......................   540        540        --         3,000        --          --

Gregory W. VanWormer................   540        528        --         3,000        --          --

Edmund J. Feeley....................   528        444        396        3,000       2,354        --

- ---------------

(5) Reference is made to the information contained under the caption "Certain Relationships and Related Transactions" in this Proxy Statement for certain benefits payable upon the death of Sidney Swartz.

(6) Mr. Monda joined the Company on December 20, 1993.

(7) Mr. VanWormer joined the Company on May 13, 1994 as Senior Vice President-Retail. Effective January 1, 1995, Mr. VanWormer became Senior Vice President-General Manager Apparel/Retail.

(8) Mr. Feeley joined the Company on January 1, 1993 and became Senior Vice President-General Manager Footwear effective January 1, 1995. Mr. Feeley resigned from the Company effective January 1, 1996.

                       OPTION GRANTS IN LAST FISCAL YEAR

     The following table sets forth information regarding grants of stock options (if any) to the Named Executive Officers during the fiscal year ended December 31, 1995. All options listed in this table represent replacement options granted to the Named Executive Officers on December 19, 1995, in exchange for previously granted options, except as discussed in note (2) below. See "Ten-Year Option Repricing."

                                                                                                 POTENTIAL
                                                                                                 REALIZABLE
                                                                                              VALUE AT ASSUMED
                                                                                              ANNUAL RATES OF
                                                                                                   STOCK
                                                                                             PRICE APPRECIATION
                                                                                                   FOR
                                      INDIVIDUAL GRANTS                                       OPTION TERM(1)
- -----------------------------------------------------------------------------------------    ------------------
               (A)                     (B)             (C)              (D)          (E)          (F)        (G)
                                    NUMBER OF
                                    SECURITIES     PERCENT OF
                                    UNDERLYING    TOTAL OPTIONS      EXERCISE
                                     OPTIONS      GRANTED TO         OR BASE
                                     GRANTED      EMPLOYEES IN        PRICE      EXPIRATION
              NAME                     (#)        FISCAL YEAR         ($)          DATE        5%($)     10%($)
- ---------------------------------   ----------    -----------      --------    ----------    -------    -------
Sidney W. Swartz.................      --            --              --            --          --         --
Jeffrey B. Swartz................     10,244           1.94          20.50       02/18/03     87,911    205,803
                                       9,102           1.73          20.50       11/11/03     87,692    209,434
                                       5,580           1.06          20.50       03/04/04     56,342    135,730
                                      17,600           3.34          20.50       09/09/04    191,487    468,020
Keith D. Monda...................      5,500(2)        1.04          25.50       09/10/96     10,679     21,618
                                       4,422           0.08          20.50       09/10/97      3,281      6,520
                                      11,790           2.24          20.50       12/19/03    115,399    276,400
                                       5,580           1.06          20.50       03/04/04     56,342    135,730
                                      15,400           2.92          20.50       09/09/04    167,551    409,518
Gregory W. Van Wormer............      2,350(2)        0.44          25.50       09/10/96      4,563      9,237
                                       1,889           0.36          20.50       09/10/97      1,402      2,785
                                       5,380           1.02          20.50       05/19/04     56,003    135,699
                                      14,385           2.73          20.50       12/21/04    162,705    400,812
                                       7,480           1.42          20.50       09/09/04     81,382    198,909
Edmund J. Feeley.................      4,070(2)        0.77          25.50       09/10/96      7,903     15,998

- ---------------

(1) Based on the exercise price on the date of grant and annual appreciation of such price through the expiration date of such options at the stated annualized rate. The dollar amounts in these columns are not intended to forecast possible future appreciation (if any) of the price of Class A Common Stock.

(2) These non-qualified options were granted on March 10, 1995, pursuant to The Timberland Company 1987 Stock Option Plan, as amended. As originally granted, these options are exercisable between March 10, 1996 and September 10, 1996. Mr. Monda and Mr. VanWormer elected to exchange these options for replacement options, exercisable between March 10, 1997 and September 10, 1997, for 4,422 and 1,889 shares, respectively, of Class A Common Stock at a per share exercise price of $20.50. The replacement options are reflected in this table. The options granted to Mr. Feeley were not exchanged. See "Compensation Committee Report on Executive Compensation" for a discussion of the replacement options and of the terms under which options are granted under The Timberland Company 1987 Stock Option Plan, as amended.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

     The following table sets forth information for each of the Named Executive Officers as to the total number of exercised and unexercised stock options (if any) held at December 31, 1995 and the value of unexercised "in-the-money" stock options (if any) held at December 31, 1995.

                                                            NUMBER OF SECURITIES
                                                           UNDERLYING UNEXERCISED           VALUE OF UNEXERCISED
                            SHARES                               OPTIONS AT                "IN-THE-MONEY" OPTIONS
                          ACQUIRED ON       VALUE            FISCAL YEAR-END(1)            AT FISCAL YEAR-END(2)
         NAME             EXERCISE(#)    REALIZED($)    EXERCISABLE/UNEXERCISABLE(#)    EXERCISABLE/UNEXERCISABLE($)
- -----------------------   -----------    -----------    ----------------------------    ----------------------------
          (A)                 (B)            (C)                    (D)                             (E)
Sidney W. Swartz.......        --             --                 -/-                             -/-
Jeffrey B. Swartz......        --             --                48,750/63,776                  416,719/29,531
Keith D. Monda.........        --             --                 3,750/48,442                    -/-
Gregory W. VanWormer...        --             --                     -/29,134                    -/-
Edmund J. Feeley.......        --             --                27,750/62,320                    -/-

- ---------------

(1) Shares issuable upon the exercise of repriced stock options which have vested but which are not exercisable until after December 19, 1996 are treated in this table as unexercisable, as follows: Mr. Jeffrey Swartz, 15,467; Mr. Monda, 8,192; and Mr. VanWormer, 6,811.

(2) Stock options are "in-the-money" at fiscal year-end if the fair market value of the underlying securities on such date exceeds the exercise price of the option. The amounts shown in column (e) represent the difference between the closing price of the Company's Class A Common Stock on December 29, 1995 ($19.875), and the exercise price of those options which are "in-the-money," multiplied by the applicable number of underlying securities.

                           TEN-YEAR OPTION REPRICING

     On August 3, 1989, the per share exercise price of all outstanding options to purchase up to 226,050 shares of Class A Common Stock at per share exercise prices in excess of $10.625 (except for options held by members of the Compensation Committee) was reduced to $10.625, the fair market value of Class A Common Stock on such date. On December 7, 1990, all outstanding options to purchase up to 229,948 shares of Class A Common Stock at per share exercise prices in excess of $8.85 (except for options held by members of the Compensation Committee), including the options repriced on August 3, 1989, were regranted at a per share exercise price of $6.375, i.e., the fair market value of Class A Common Stock on such date, with vesting begun anew.

     On December 19, 1995, the Company offered employees the right to elect to exchange options to purchase shares of Class A Common Stock at original per share exercise prices ranging from $21.38 to $83.25 (except for options held by members of the Compensation Committee) for options to purchase fewer shares of Class A Common Stock at a lower per share exercise price of $20.50, i.e., the fair market value of Class A Common Stock on such date. The reduction in the number of shares underlying the new stock options was based on the ratio of $20.50, i.e., the exercise price per share of the new stock option, to the exercise price per share of the original stock option. Options to purchase up to 609,050 shares of Class A Common Stock (based on the original grant) were exchanged, resulting in the grant of options to purchase up to 322,120 shares of Class A Common Stock. The new options will expire on the same date as the original options that were canceled. However, the new options may not be exercised prior to December 19, 1996, and each vesting date for the unvested portion of the new options was delayed by one year. See "Compensation Committee Report on Executive Compensation" for a more detailed discussion of this exchange.

     The following table sets forth information regarding repricings of options made to any of the Named Executive Officers since May 26, 1987.

                                       NUMBER OF
                                      SECURITIES    MARKET PRICE    EXERCISE              LENGTH OF ORIGINAL
                                      UNDERLYING    OF STOCK AT     PRICE AT                 OPTION TERM
                                        OPTIONS       TIME OF       TIME OF       NEW     REMAINING AT DATE
                                      REPRICED OR   REPRICING OR  REPRICING OR  EXERCISE   OF REPRICING OR
      NAME AND TITLE         DATE    AMENDED(1)(#)  AMENDMENT($)  AMENDMENT($)  PRICE($)      AMENDMENT
      --------------         ----    -------------  ------------  ------------  --------  ------------------
           (A)               (B)          (C)           (D)           (E)         (F)            (G)
Jeffrey B. Swartz......... 08/03/89       4,818         10.63         12.00       10.63    7 years 296 days
Executive Vice President   08/03/89       5,182         10.63         13.63       10.63    8 years 198 days
and Chief Operating        12/07/90      20,000          6.38         10.63        6.38    8 years 239 days
  Officer                  12/19/95      10,244         20.50         26.00       20.50    7 years 61 days
                           12/19/95       9,102         20.50         83.25       20.50    7 years 327 days
                           12/19/95       5,580         20.50         36.75       20.50    8 years 76 days
                           12/19/95      17,600         20.50         46.63       20.50    8 years 265 days

Keith D. Monda............ 12/19/95      11,790         20.50         52.13       20.50        8 years
Senior Vice President --   12/19/95       5,580         20.50         36.75       20.50    8 years 76 days
Finance and Administration 12/19/95      15,400         20.50         46.63       20.50    8 years 265 days
and Chief Financial        12/19/95       4,422         20.50         25.50       20.50        266 days
  Officer

Gregory W. VanWormer...... 12/19/95       5,380         20.50         38.13       20.50    8 years 152 days
Senior Vice President --   12/19/95       7,480         20.50         46.63       20.50    8 years 265 days
General Manager            12/19/95      14,385         20.50         21.38       20.50     9 years 2 days
Apparel/Retail             12/19/95       1,889         20.50         25.50       20.50        266 days

- ---------------

(1) The number of shares underlying the original stock options which were exchanged on December 19, 1995 for each Named Executive Officer are as follows: Mr. Swartz - 13,000 shares, 37,000 shares, 10,000 shares and 40,000 shares; Mr. Monda - 30,000 shares, 10,000 shares, 35,000 shares and 5,500 shares; Mr. VanWormer - 10,000 shares, 17,000 shares, 15,000 shares and 2,350 shares. The number of shares underlying the original stock options which were repriced in 1989 and 1990 did not change as a result of such repricings.

                               PERFORMANCE GRAPH

        Set forth below is a graph showing the five-year cumulative total return of Class A Common Stock as compared with Standard & Poor's 500 Stock Index and the weighted average of the Standard & Poor's Shoe Index and the Standard &
Poor's Textile and Apparel Manufacturers Index, weighted in proportion to the percent of the Company's revenues derived from sales of footwear and from apparel and accessories, respectively, for each year.

                                                              Weighted Av-
                                                               erage of 2
      Measurement Period                       S&P 500 In-    S&P Industry
    (Fiscal Year Covered)      Timberland          dex           Groups
1990                             100.00          100.00          100.00
1991                             155.32          130.47          198.44
1992                             331.91          140.41          213.74
1993                             908.51          154.56          151.84
1994                             372.34          156.60          195.35
1995                             338.30          215.45          247.35

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee of the Board of Directors (the "Compensation Committee") consists of Abraham Zaleznik, Chairman, and Robert M. Agate and John
F. Brennan. All members of the Compensation Committee are independent directors. The Compensation Committee's responsibilities include setting the compensation of the Chief Executive Officer and the Chief Operating Officer and reviewing the compensation proposed by management for all other executive officers of the Company. The Compensation Committee also administers the Company's stock benefit plans, including the Company's 1987 Stock Option Plan, as amended (the "1987 Option Plan"), and, in that capacity, grants all stock options which are awarded by the Company to its employees.

     In establishing the amounts of compensation in all forms for the Chief Executive Officer and the Chief Operating Officer, and in reviewing the compensation proposed by management for all other executive officers of the Company, the Compensation Committee attempts to set annual salary levels for its senior executives at the competitive mid-point of the salaries set for comparable executives of similar companies and of other companies in the Company's geographic region, and to set annual bonuses and long-term incentives at levels that, when combined with annual salaries and assuming that performance goals are achieved, will equal the seventy-fifth percentile of the total compensation set for comparable executives of similar companies.

     In 1995, the Company engaged an independent, nationally recognized compensation consulting firm to review the Company's executive and non-executive compensation programs, and to assist the Compensation Committee in identifying market rates for overall compensation and for the short- and long-term portions of such compensation. The firm also helped to identify which combination of factors the Company should use to determine compensation appropriate to supporting the Company's short- and long-term goals and performance criteria and relative weightings thereof for awarding incentive compensation.

     Annual salaries for executives are based on survey data provided to the Company by independent compensation consulting firms. Annual bonuses are payable under the Company's Annual Bonus Plan for Exempt Employees (the "Annual Bonus Plan") and are awarded based upon the performance of both the Company and the individual plan participant. The Annual Bonus Plan also provides for the award of bonuses in the form of stock option grants pursuant to the 1987 Option Plan at the discretion of the Compensation Committee.

     Pursuant to the Annual Bonus Plan, the Compensation Committee annually sets performance goals for the Company, individual goals for each Plan participant and a target bonus for each Plan participant, expressed as a percentage of such participant's salary. Annual bonuses are awarded based upon the achievement, in whole or in part, of these Company and individual performance goals. The annual bonuses for higher-level executives are more heavily influenced by Company performance than are those for lower-level executives. The annual bonuses for the Chief Executive Officer and Chief Operating Officer depend entirely on Company performance. The amount of annual bonus awards under the Annual Bonus Plan may exceed 100% (but may not exceed 150%) of the bonus award goals established for the relevant performance period when actual Company performance exceeds targeted results.

     For 1995, annual bonus awards were based on the Company's achievement of an earnings per share target. Because the target was not achieved, no bonus awards were made for 1995 based on Company performance.

     The Company makes stock option grants to certain employees at the time of hire and at the time of promotion, based on the employees' respective levels of responsibility. In addition, under the 1987 Option Plan, the Company makes annual stock option grants to certain employees, based on their individual performance and potential. The Compensation Committee believes that stock options are an appropriate means to compensate the Company's officers and employees in a manner which encourages them to identify with the long-term interests of the Company's stockholders. Stock options are granted on the basis of competitive levels of stock options granted to comparable employees of similar companies, except that the Company's Chief Executive Officer has never been granted a stock option because he has a sizable equity position in the Company. Stock options become exercisable at such times as the Compensation Committee prescribes. All stock options granted under the 1987 Option Plan have been granted at fair market value as of the date of grant and vest in equal installments on each of the first four anniversaries of the date of grant, except for stock options granted in March 1995 to certain employees in lieu of bonus awards for 1994 which fully vest after one year and which expire six months after the date of full vesting.

     On May 18, 1995, the Company's stockholders approved a proposal by the Company's Board of Directors to increase the number of shares of Class A Common Stock reserved for issuance under the 1987 Option Plan from 1,600,000 to 2,100,000. The Board had proposed this increase to provide the Company with sufficient options available for grant in order to attract and retain key employees who contribute to and are responsible for the long-term growth of the Company.

     On December 19, 1995, the Compensation Committee authorized the Company to offer to exchange certain outstanding non-qualified stock options granted under the 1987 Option Plan for stock options to purchase fewer shares of Class A Common Stock (such reduction based on a formula described in the paragraph below) at a per share exercise price of $20.50, the fair market value of Class A Common Stock on such date. The Compensation Committee determined that the decline in the market value of Class A Common Stock since the dates the original stock options were granted had diminished the effectiveness of the 1987 Option Plan to attract and retain employees and to provide them incentives to work to achieve the Company's success. At the time of the repricing, over 77% of the shares underlying all stock options granted under the 1987 Option Plan had a per share exercise price higher than $20.50.

     The Company offered the new stock options to holders of original stock options exercisable for up to 924,635 shares of Class A Common Stock at original per share exercise prices ranging from $21.38 to $83.25. Optionholders elected either to retain stock options originally granted or to exchange their original stock options for new stock options to purchase fewer shares of Class A Common Stock. The Compensation Committee based the reduction in the number of shares underlying the new stock options on the ratio of $20.50, the exercise price per share of the new stock option, to the exercise price per share of the original stock option, so that the higher the exercise price of the original stock option, the lower the number of shares underlying the new stock option offered in exchange. In each case, the new stock option will expire on the same date as the original stock option that was canceled. The portion of the original stock options that was vested and exercisable on December 19, 1995 will be exercisable, for the number of underlying shares as reduced by the ratio discussed above, after December 19, 1996. In addition, each vesting date for any portion of the stock options which had not vested as of December 19, 1995 was delayed by one year. Pursuant to this offer, optionholders exchanged original stock options to purchase up to 609,050 shares of Class A Common Stock (based on the original grant) for new stock options to purchase up to 322,120 shares of Class A Common Stock, thereby making 285,807 shares of Class A Common Stock available for future grants under the 1987 Option Plan.

     Section 162(m) of the Internal Revenue Code of 1986, as amended, generally disallows a tax deduction to public companies for compensation over $1,000,000 paid to any of such companies' chief executive officer and four other highest paid executive officers. However, compensation in the form of options is not subject to the deduction limit if certain requirements are satisfied, including, among other things, stockholder approval of the material terms of the plan pursuant to which such options are granted. On May 18, 1995, the Company's stockholders and Board of Directors approved an amendment to the 1987 Option Plan, designed to continue to exempt compensation in the form of options from the provisions of Section 162(m), which limits to 150,000 the number of shares of Class A Common Stock for which options may be granted under the 1987 Option Plan to any participant in any year. All compensation to the Company's executive officers in 1995 was fully deductible under Section 162(m). It is anticipated that all such compensation in 1996 will again be fully deductible under Section 162(m).

                                                  COMPENSATION COMMITTEE
                                                    Abraham Zaleznik, Chairman
                                                    Robert M. Agate
                                                    John F. Brennan

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information as of the close of business on March 20, 1996, regarding Class A Common Stock and Class B Common Stock beneficially owned by (i) persons known to the Company to be beneficial owners of 5% or more of the outstanding shares of either Class A Common Stock or Class B Common Stock, (ii) each director, nominee for director and Named Executive Officer and (iii) by all directors and executive officers as a group:

                                                                SHARES OWNED BENEFICIALLY
                                                    --------------------------------------------------
                                                            CLASS A                     CLASS B
                                                    ------------------------     ---------------------
     NAME AND ADDRESS OF BENEFICIAL OWNER(1)        NUMBER(2)     PERCENT(3)      NUMBER       PERCENT
- -------------------------------------------------   ---------     ----------     ---------     -------
Sidney W. Swartz.................................      20,100         (4)        2,693,946(5)   98.5
Judith H. Swartz and John E. Beard, as Trustees
  of The Sidney W. Swartz 1982 Family Trust......   3,442,654       41.4                --        --
Jeffrey B. Swartz................................      59,314         (4)           25,397        (4)
John F. Brennan..................................      23,623         (4)               --        --
Abraham Zaleznik.................................      20,623(6)      (4)               --        --
Robert M. Agate..................................       6,076         (4)               --        --
Ian W. Diery.....................................          --          --               --        --
John A. Fitzsimmons..............................          --          --               --        --
Keith D. Monda...................................       6,547         (4)               --        --
Gregory W. VanWormer.............................         740         (4)               --        --
Edmund J. Feeley.................................      29,230         (4)               --        --
All executive officers and directors as a group
  (10 persons)...................................     175,432         2.1        2,719,343       99.4

- ---------------

(1) Address: c/o The Timberland Company, 200 Domain Drive, Stratham, NH 03885.

(2) Includes shares issuable upon the exercise of stock options which are either currently exercisable or will become exercisable within the next 60 days, as follows: Mr. Jeffrey Swartz, 51,250; Mr. Monda, 3,750; Mr. VanWormer, 0; Mr. Feeley, 27,750; Mr. Brennan, 20,623; Dr. Zaleznik, 20,623; Mr. Agate, 4,686; and all executive officers and directors as a group, 96,307. Excludes shares issuable upon the exercise of repriced stock options which have vested but which are not exercisable until after December 19, 1996, as follows: Mr. Jeffrey Swartz, 15,467; Mr. Monda, 8,192; Mr. VanWormer, 6,811 and all executive offers and directors as a group, 35,325.

(3) Percentages are calculated on the basis of the amount of outstanding shares of common stock of such class plus, for each person or group, any securities that such person or group has the right to acquire within 60 days of March 20, 1996, pursuant to options, warrants, conversion privileges or other rights.

(4) Does not exceed 1% of the class.

(5) Includes 9,500 shares of the Class B Common Stock held by The Swartz Family Charitable Trust, as to which Mr. Sidney Swartz, a trustee, disclaims beneficial ownership.

(6) Includes 11,200 shares issuable upon the exercise of stock options currently exercisable which are assigned to Dr. Zaleznik's children and grandchildren. Dr. Zaleznik disclaims beneficial ownership of these shares.

     Sidney Swartz, his sons and daughter, and The Swartz Family Charitable Trust (the "Charitable Trust"), of which Sidney Swartz and his wife are the trustees, beneficially own all of the Company's outstanding Class B Common Stock. Additionally, The Sidney W. Swartz 1982 Family Trust (the "Family Trust"), a trust for the benefit of his family, owns 3,442,654 shares of Class A Common Stock. As of March 20, 1996, Sidney Swartz, the Charitable Trust and the Family Trust hold approximately 85% of the combined voting power of the Company's capital stock in the aggregate, and the Family Trust holds approximately 41% of Class A Common Stock, enabling Sidney Swartz to control the Company's affairs and enabling the Family Trust to influence the election of the two directors entitled to be elected by the holders of Class A Common Stock voting separately as a class. Jeffrey Swartz, Executive Vice President and Chief Operating Officer of the Company, is the son of Sidney Swartz and is one of the beneficiaries of the Family Trust. Sidney Swartz, by virtue of his ownership of shares of Class B Common Stock and by virtue of his position of influence (direct and indirect) over the Company, may be deemed to be a "control person" of the Company within the meaning of the rules and regulations under the Securities Act of 1933, as amended.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Pursuant to an agreement between the Company and Sidney W. Swartz, the Company will pay to his wife for the three years following his death (or, if earlier, until her death) a monthly amount equal to Mr. Swartz's monthly salary at the time of his death, if Mr. Swartz should die while he is an employee of the Company.

     David Swartz serves as a member of the Company's Product Development Department and is the son of Sidney Swartz. The 1995 total compensation of David Swartz was approximately $76,412.

     The Company has loaned $80,000 to Edmund J. Feeley, formerly the Senior Vice President-General Manager Footwear, pursuant to a Promissory Note dated May 6, 1994, in connection with the purchase of his primary residence. This note bears interest at the annual rate of 6.50%. The maximum amount outstanding under this note during 1995 was $83,900 and the amount outstanding under this note as of February 29, 1996 was $82,367, including interest.

                             FINANCIAL INFORMATION

     The Company's 1995 Annual Report to security holders, which includes audited financial statements and other business information, was mailed to security holders of the Company on or about March 28, 1996, and is incorporated herein by reference.

     The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1995, filed by the Company with the Securities and Exchange Commission, may be obtained without charge by contacting the Investor Relations Department, The Timberland Company, 200 Domain Drive, Stratham, New Hampshire 03885 (telephone:
603-773-1212).

                      COMPLIANCE WITH SECTION 16(A) OF THE
                SECURITIES AND EXCHANGE ACT OF 1934, AS AMENDED

     Under the securities laws of the United States, the Company's directors, its executive officers, and any persons holding more than 10% of Class A Common Stock are required to report their ownership of Class A Common Stock and any changes in that ownership to the Securities and Exchange Commission. Specific due dates for these reports have been established and the Company is required to report in this Proxy Statement any failure to file by these dates. All of these filing requirements were satisfied by such persons during and with respect to fiscal year 1995, except that Kenneth A. Snyder, a former executive officer, failed to file with the Securities and Exchange Commission on a timely basis one report on Form 4 relating to one transaction. In making these disclosures, the Company has relied solely on written representations of its directors, its executive officers and persons holding more than 10% of Class A Common Stock and copies of the reports that these persons have filed with the Securities and Exchange Commission and furnished to the Company.

                                 OTHER BUSINESS

     The Board of Directors knows of no other matters to be presented at the Annual Meeting. If any additional matters should properly come before the Annual Meeting, it is the intention of the persons appointed as proxies in the enclosed proxy to vote such proxy in accordance with their judgment on any such matters.

                             STOCKHOLDER PROPOSALS

     Stockholders may present proposals for inclusion in the 1997 Proxy Statement and proxy relating to the 1997 Annual Meeting of Stockholders, provided they are received by the Secretary of the Company no later than December 25, 1996 and are otherwise in compliance with applicable Securities and Exchange Commission regulations.

                            THE TIMBERLAND COMPANY

                ANNUAL MEETING OF STOCKHOLDERS - MAY 16, 1996

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

P       The undersigned hereby appoints Sidney W. Swartz and Jeffrey B. Swartz,
R and each of them, as attorneys and proxies, with the power of substitution, O to represent and vote, as designated on the reverse side hereof, all shares X of the Class A Common Stock of The Timberland Company at the Annual Meeting Y of Stockholders of The Timberland Company to be held at the headquarters of
    The Timberland Company, 200 Domain Drive, Stratham, New Hampshire 03885 on Thursday, May 16, 1996, at 9:30 a.m. and at any adjournments or postponements thereof, which the undersigned could vote if present, in such manner as they, or either of them, may determine on any matters which may properly come before the meeting or any adjournments or postponements thereof and to vote on the matters set forth on the reverse side hereof as hereinafter specified.

        Each share of Class A Common Stock entitles the holder of record thereof at the close of business on March 20, 1996 to one vote per share, and each share of Class B Common Stock entitles the holder of record thereof at the close of business on March 20, 1996 to ten votes per share. The holders of Class A Common Stock will vote separately as a class with respect to the election of two nominees for director, Mr. Brennan and Dr. Zalaznik, and the holders of Class A Common Stock and the holders of Class B Common Stock will vote together as a single class with respect to the election of five nominees for director, Messrs. Sidney Swartz, Jeffrey Swartz, Agate, Diary and Fitzsimmons.

        THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER
    DIRECTED BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED TO FIX THE NUMBER OF DIRECTORS AT SEVEN AND TO ELECT THE SEVEN NOMINEES AND, IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS NOT NOW KNOWN AS MAY PROPERLY COME BEFORE THE MEETING
    OR ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF.

    (CONTINUED AND TO BE DATED AND SIGNED ON THE REVERSE SIDE)   -----------
                                                                 SEE REVERSE
                                                                    SIDE
                                                                 -----------

      Please mark your
/ X / votes as in
      this example.

      The Board of Directors recommends a vote FOR the election of all Nominees.

      1. To fix the number of directors at seven for the coming year, subject to further action by the Board of Directors as provided in the By-Laws, and to elect the following nominees: Sidney W. Swartz, Jeffrey B. Swartz, John F. Brennan, Abraham Zalesnik, Robert M. Agate, Ian W. Diary and John A. Fitzsimmons.

                       FOR          WITHHELD
                      /  /            /  /

/  /
- --------------------------------------                   MARK HERE
For all nominees except as noted above                 FOR ADDRESS  /  /
                                                        CHANGE AND
                                                      NOTE AT LEFT




                                        Please sign here personally, exactly
                                        as your name is printed on your stock
                                        certificate.  If the stock is
                                        registered in more than one name, each
                                        joint owner or each fiduciary should
                                        sign personally.  Only authorized
                                        officers should sign for a corporation.



Signature:                Date:           Signature:              Date:
          -------------        ---------            -------------      ---------